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                                                                       EXHIBIT 6

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                      METROPOLITAN LIFE INSURANCE COMPANY

                          AMENDED AND RESTATED BY-LAWS







                          Effective September 16, 2004


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                              AMENDED AND RESTATED
                 BY-LAWS OF METROPOLITAN LIFE INSURANCE COMPANY

                                   ARTICLE I

                                  SHAREHOLDERS

      Section 1.1 Annual Meetings. The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the fourth Tuesday of April, or otherwise, within 60 days thereafter, as the Board may determine, provided that the Superintendent of Insurance of the State of New York (or any governmental officer, body or authority that succeeds the Superintendent as the primary regulator of the corporation's insurance business under applicable law) is given notice of the date determined by the Board prior to such date, at such place, either within or without the State of New York, as may be fixed from time to time by resolution of the Board and set forth in the notice or waiver of notice of the meeting.

      Section 1.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer (or, in the event of such Chief Executive Officer's absence or disability, by the President), or by the Board. A special meeting shall be called by the Chief Executive Officer (or, in the event of such Chief Executive Officer's absence or disability, by the President), or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than 25% of the outstanding shares of the corporation at the time entitled to vote at any meeting of the shareholders, which request shall state the purpose or purposes of such meeting. If such officers shall fail to call such meeting within 20 days after receipt of such request, any shareholder executing such request may call such meeting. Such special meetings of the shareholders shall be held at such places, within or without the State of New York, as shall be specified in the respective notices or waivers of notice thereof.

      Section 1.3 Notice of Meetings. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, to be given personally or by first class mail, not fewer than ten nor more than sixty days before the date of the meeting.

      No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder, in person or by proxy, at a meeting of shareholders shall

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constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 1.4 Quorum. Except as otherwise required by law or by the Charter, the presence in person or by proxy of the holders of record of a majority of the votes of shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

      Section 1.5 Voting. Every holder of record of shares entitled to vote at a meeting of shareholders shall be entitled to one vote for each share standing in such shareholder's name on the books of the corporation on the record date set therefor. Except as otherwise required by law or by the Charter or by Section
1.7 hereof (regarding the election of directors), any corporate action shall be authorized by a majority of the votes cast in favor of or against such action by the holder of record of shares represented at any meeting at which a quorum is present. An abstention shall not constitute a vote cast.

      Section 1.6 Proxies. Every shareholder entitled to vote at any meeting of the shareholders or to express consent to or dissent from corporate action without a meeting may, in any legally valid manner, authorize another person or persons to vote at any such meeting and express such consent or dissent for such shareholder by proxy. No such proxy shall be voted or acted upon after the expiration of eleven months from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable.

      Section 1.7 Election and Term of Directors. The directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting of shareholders. Each director shall hold office until the expiration of the term for which he or she is elected and until such director's successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. At each annual meeting of the shareholders of the corporation, at which a quorum is present, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election.

      Section 1.8 Organization; Procedure. The Board shall determine whom from among the officer directors shall preside at the meeting of shareholders. The order of business and all other matters of procedure at every meeting of shareholders may be determined by such presiding officer. The Secretary, or in the event of the Secretary's absence or disability, an Assistant Secretary or, in the Assistant Secretary's absence, an appointee of the presiding officer, shall act as Secretary of the meeting.

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      Section 1.9 Consent of Shareholders in Lieu of Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by law, by the Charter or by these By-Laws, the meeting and vote of shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 2.1 Regular Board Meetings. Regular meetings of the Board for the transaction of any business shall be held at such times and places, either within or without the State of New York, as may be fixed from time to time by resolution of the Board; provided, however, that at least one regular meeting of the Board shall be held in each calendar year. One regular meeting of the Board in each calendar year shall be designated as the Annual Organization Meeting. Except as otherwise required by law or these By-Laws, notice of regular meetings need not be given.

      Section 2.2 Special Board Meetings, Waiver of Notice. Special meetings of the Board shall be held whenever called by the chief executive officer or by any three directors. Notice of each such special meeting shall be mailed to each director at such director's residence or usual place of business or other address filed with the Secretary for such purpose, or shall be sent to such director by any form of telecommunication, or be delivered or given to such director personally or by telephone, not later than the second day preceding the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Every such notice shall state the time, place and purpose of the meeting.

      Section 2.3 Participation by Telephone. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board or such committee for quorum and voting purposes.

      Section 2.4 Action Without a Meeting. Any action which is required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action; provided, however, that the Annual Organization Meeting of the Board may not be conducted by such unanimous written consent. The resolution and the written consents thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or committee.

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      Section 2.5 Number, Quorum and Adjournments. The Board shall consist of not less than thirteen directors (except for vacancies temporarily unfilled) nor more than thirty directors, as may be determined by the Board by resolution adopted by a majority of the authorized number of directors immediately prior to any such determination. The authorized number of directors of the corporation may be increased or decreased at any time by a vote of the majority of the authorized number of directors immediately prior to such vote; provided, however, that no such decrease in the authorized number of directors shall shorten the term of any incumbent director. Not less than one-third of the directors shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity ("Outside Directors"). At any meeting of the Board, the presence of at least a majority of the authorized number of directors, at least one of whom shall be an Outside Director, shall constitute a quorum for the transaction of business. Except as otherwise provided by law or these By-Laws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. A majority of the directors present, whether or not a quorum shall be present, may adjourn any meeting. Notice of the time and place of an adjourned meeting of the Board shall be given if and as determined by a majority of the directors present at the time of the adjournment.

      Section 2.6 Presiding Officer. The Board shall determine whom from among the officer directors shall preside at meetings of the Board. In the event of the absence or disability of all such officer directors, the Board shall select one of its members present to preside.

      Section 2.7 Board Vacancies. Any vacancy in the Board, including any vacancy resulting from any increase in the authorized number of directors or the removal of any director, except a removal of a director without cause, shall be filled by a vote of the Board until the next annual meeting of shareholders of the corporation and until such director's successor shall have been elected and qualified; provided, however, that if the number of directors then in office is less than a quorum, any vacancy may be filled by a vote of a majority of directors then in office.

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                                  ARTICLE III

                                   COMMITTEES

      Section 3.1 Standing Committees. The Board shall have the following standing committees, each consisting of not less than five directors, as shall be determined by the Board:

          Executive Committee
          Investment Committee
          Compensation Committee
          Audit Committee
          Governance and Finance Committee

      Section 3.2 Designation of Members and Chairmen of Standing Committees. At its first meeting following the annual meeting of shareholders of the corporation, the Board shall, by resolution adopted by a majority of the then authorized number of directors, designate from among the directors the members of the standing committees and from among the members of each such committee a chairman thereof, which members shall serve as such, at the pleasure of the Board, so long as they shall continue in office as directors, until the meeting following the next annual meeting of shareholders of the corporation and thereafter until the appointment of their successors. Each member of the Audit Committee, the Compensation Committee and the Governance and Finance Committee shall be an Outside Director, and not less than one-third of the members of each other committee shall be Outside Directors. The Board may by similar resolution designate one or more directors as alternate members of such committees, who may replace any absent member or members at any meeting of such committees; provided, however, that the membership of the committee shall satisfy the preceding sentence following such designation. Vacancies in the membership or chairmanship of any standing committee may be filled in the same manner as original designations at any regular or special meeting of the Board, and the chief executive officer may designate from among the remaining members of any standing committee whose chairmanship is vacant a chairman who shall serve until a successor is designated by the Board.

      Section 3.3 Notices of Times of Meetings of Standing Committees and Presiding Officers. Meetings of each standing committee shall be held upon call of the chief executive officer, or upon call of the chairman of such standing committee or two members of such standing committee. Meetings of each standing committee may also be held at such other times as it may determine. Meetings of a standing committee shall be held at such places and upon such notice as it shall determine or as shall be specified in the calls of such meetings. Any such chairman, if present, or such member or members of each committee as may be designated by the chief executive officer, shall preside at meetings thereof or, in the event of the absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding officer.

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      Section 3.4 Quorum. At each meeting of any standing committee there shall be present to constitute a quorum for the transaction of business at least a majority of the members but in no event less than three members, at least one of whom shall be an Outside Director. Subject to the preceding sentence, any alternate member who is replacing an absent member shall be counted in determining whether a quorum is present. The vote of a majority of the members present at a meeting of any standing committee at the time of the vote, if a quorum is present at such time, shall be the act of such committee.

      Section 3.5 Standing Committee Minutes. Each of the standing committees shall keep minutes of its meetings which shall be reported to the Board at its regular meetings and, if called for by the Board, at any special meeting.

      Section 3.6 Executive Committee. The Executive Committee shall make recommendations to the Board with respect to the policyholder dividend and surplus policies and practices of the corporation and, during the intervals between meetings of the Board, except as otherwise provided in Section 3.12, shall have and may exercise the authority of the Board in the management of the property, business and affairs of the corporation, including the authority to declare dividends in respect of the corporation's stock.

      Section 3.7 Investment Committee. The Investment Committee, subject to and as may be provided in any resolution of the Board, shall have and may exercise the authority of the Board with respect to the management of the assets of the corporation, including purchases and sales thereof, the manner of designating depositaries for all monies received by the corporation, which shall be deposited in the name of the corporation, and the manner of disposition of the funds of the corporation so deposited.

      Section 3.8 Compensation Committee. The Compensation Committee shall recommend to the Board the selection of all principal officers (as determined by the Committee) and such other officers as the Committee may determine to elect or appoint as officers, shall evaluate the performance and recommend to the Board the compensation of such principal officers and such other officers as the Committee may determine, and shall recommend to the Board any plan to issue options for the purchase of shares of the corporation's stock to its officers or employees. Except as otherwise provided in any resolution of the Board, the Committee shall have and may exercise all the authority of the Board with respect to compensation, benefits and personnel administration of the employees of the corporation and may elect or appoint officers as provided in Section 4.2 of these By-Laws.

      Section 3.9 Audit Committee. The Audit Committee shall have and may exercise the authority of the Board: to recommend to the Board the selection of the corporation's independent certified public accountants; to review the scope, plans and results relating to the internal and external audits of the corporation and its financial statements; and to review the financial condition of the corporation. Except as otherwise provided in any resolution of the Board, the Committee shall have and may exercise the

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authority of the Board: to monitor and evaluate the integrity of the corporation's financial reporting processes and procedures; to assess the significant business and financial risks and exposures of the corporation and to evaluate the adequacy of the corporation's internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions; and to review the corporation's policies on ethical business conduct and monitor compliance therewith.

      Section 3.10 Governance and Finance Committee. The Governance and Finance Committee shall nominate candidates for Director for election by shareholders and for filling vacancies on the Board, and may recommend to the Board any plan to issue options for the purchase of shares of the corporation's stock to its non-employee directors. Except as otherwise provided in any resolution of the Board, the Committee shall review and make recommendations to the Board with respect to the organization, structure, size, composition and operation of the Board and its Committees, including, but not limited to, the compensation for non-employee directors and shall review and make recommendations with respect to other corporate governance matters and matters that relate to the corporation's status as a member of a publicly-traded group of companies. The Governance and Finance Committee also shall review and make recommendations to the Board with respect to management's proposals concerning the corporation's financial policies and strategies, capital structure, and shareholder dividend policies; and shall review and make recommendations to the Board with respect to the financial aspects of acquisitions and divestitures proposed by management in conformity with guidelines established from time to time by the Board.

      Section 3.11 Special Committees. The Board may, by resolution adopted by a majority of the then authorized number of directors, designate special committees, each consisting of three or more directors of the corporation, which committees, except as otherwise prescribed by law or by Section 3.12, shall have and may exercise the authority of the Board to the extent provided in the resolutions designating such committees. Nothing herein shall be deemed to prevent the chief executive officer from appointing one or more special committees of directors for the purpose of advising the chief executive officer; provided, however, that no such committee shall have or may exercise any authority of the Board.

      Section 3.12 Limitations of the Authority of Committees. Notwithstanding any other provisions of these By-Laws, no committee shall have authority as to the following matters:

      (1) the submission to shareholders of any action that needs shareholder approval under applicable law;

      (2) the filling of vacancies in the Board or in any committee;

      (3) the fixing of compensation of the directors for serving on the Board or on any committee;

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      (4) the amendment or repeal of these By-Laws or adoption of new By-Laws;
          and

      (5) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

                                   ARTICLE IV

                                    OFFICERS

      Section 4.1 Chief Executive Officer. The Board shall determine whom from among the officer directors shall act as Chief Executive Officer.

      Subject to the control of the Board and to the extent not otherwise prescribed by these By-Laws, the Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board, shall manage the business of the Company and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

      Section 4.2 Other Officers. In addition to the Chief Executive Officer, the Board shall elect or appoint a Chairman, a President, one or more Vice-Presidents, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and a General Counsel, and such other officers as it may deem appropriate, except that officers of the rank of Vice-President and below may be elected or appointed by the Compensation Committee of the Board. Officers other than the Chief Executive Officer shall have such powers and perform such duties as may be authorized by these By-Laws or by or pursuant to authorization of the Board or the Chief Executive Officer.

      All officers shall hold office at the pleasure of the Board.

                                   ARTICLE V

                              EXECUTION OF PAPERS

      Section 5.1 Instruments. Any officer, or any employee or agent designated for the purpose by the Chief Executive Officer, or a designee of the Chief Executive Officer, shall have power to execute all instruments in writing necessary or desirable for the corporation to execute in the transaction and management of its business and affairs (including, without limitation, contracts and agreements, transfers of bonds, stocks, notes and other securities, proxies, powers of attorney, deeds, leases, releases, satisfactions and instruments entitled to be recorded in any jurisdiction, but excluding, to the extent otherwise provided for in these By-Laws, authorizations for the disposition of the funds of the corporation deposited in its name and policies, contracts, agreements, amendments

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and endorsements of, for or in connection with insurance or annuities) and to affix the corporate seal.

      Section 5.2 Disposition of Funds. All funds of the corporation deposited in its name shall be subject to disposition by check or other means, in such manner as the Investment Committee may determine.

      Section 5.3 Policies. All policies, contracts, agreements, amendments and endorsements, executed by the corporation as insurer, of, for or in connection with insurance or annuities shall bear such signature or signatures of such officer or officers as may be designated for the purpose by the Board.

      Section 5.4 Facsimile Signatures All instruments necessary or desirable for the corporation to execute in the transaction and management of its business and affairs, including those set forth in Sections 5.2 and 5.3 of these By-Laws, may be executed by use of or bear facsimile signatures as and to the extent authorized by the Board or a committee thereof or the chief executive officer. If any officer or employee whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer or employee before an instrument in such form is issued, such instrument may be issued with the same effect as if such person had been such officer or employee at the time of its issue.

                                   ARTICLE VI

                                 CAPITAL STOCK

      Section 6.1 Certificates of Shares. Every holder of shares in the corporation shall be entitled to have a certificate (unless such shares shall be uncertificated shares) signed by, or in the name of the corporation by (i) the Chairman of the Board, the President or a Vice-President, and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable provisions of law, the Charter and these By-Laws. Within a reasonable time after the issuance of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

      Section 6.2 Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

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      Section 6.3 Transfers of Stock; Registered Shareholders. Shares of stock of the corporation shall be transferable only upon the books of the corporation kept for such purpose upon surrender to the corporation or its transfer agent or agents of a certificate (unless such shares shall be uncertificated shares) representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer. Within a reasonable time after the transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

      The Board, subject to these By-laws, may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock. Except as otherwise provided by law, the corporation, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

      Section 6.4 Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal or corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

      Section 6.5 Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrar. The same person may act as transfer agent and registrar for the corporation.

      Section 6.6 Dividends. Subject to any applicable provisions of law and the Charter, dividends or other distributions upon the outstanding shares of the corporation may be declared by the Board at any regular or special meeting of the Board, or by the Executive Committee as provided in Section 3.6, and any such dividend or distribution may be paid in cash, property, bonds or shares of the corporation, including the bonds or shares of other corporations, except as limited by applicable law.

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                                  ARTICLE VII

                                    GENERAL

      Section 7.1 Indemnification of Directors and Officers. To the full extent permitted by the laws of the State of New York, the corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person, or such person's testator or intestate,

      (1) is or was a director or officer of the corporation, or

      (2) serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, and also is or was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with or as a result of such action or proceeding, or any appeal therein.

                                  ARTICLE VIII

                          EMERGENCY BOARD OF DIRECTORS

      Section 8.1 Emergency Board of Directors. Notwithstanding any different provision in the New York Business Corporation Law, the New York Insurance Law, the Charter of the Corporation or these By-Laws, (i) during a period in which, by reason of loss of life, epidemic disease, destruction or damage of property, contamination of property by radiological, chemical or bacteriological means, or disruption of the means of transportation and communications, resulting from an attack (as defined in Article 1 of the New York State Defense Emergency Act), it is impossible or impracticable for the business of insurance in New York to be conducted in strict accord with the provisions of law or charters applicable thereto, and (ii) to the extent required by declaration of the Superintendent of Insurance under such Act, prior to such period and after an attack, as a result of which a quorum of the Board of Directors cannot readily be convened for action, this By-Law provision shall apply. All the powers and duties vested in the Board of Directors shall vest automatically in an Emergency Board of Directors, which shall consist of all members of the Board of Directors who are readily available and capable of acting. The Emergency Board of Directors shall use all reasonable efforts to promptly provide notice of the change in the status of the Board of Directors to the Superintendent of Insurance of the New York State Insurance Department. This Emergency Board shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. A meeting of the Emergency Board may be called by any Director or any member of the most senior executive management committee of the Corporation (the "Executive Group"). Notice of the time and place of the meeting shall be given by the person calling the meeting to only such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including by telephone, personal delivery, facsimile or email. Such notice shall be

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given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting. Two members in attendance shall constitute a quorum at any meeting of the Emergency Board. The Emergency Board shall continue to be vested with the powers and duties of the Board of Directors until such time following the emergency as a quorum of the original members of the Board of Directors prior to the emergency can readily be convened for action.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

      Section 9.1 Amendments. These By-Laws or any of them may be amended, altered or repealed by the Board at any regular or special meeting if written notice setting forth the proposed amendment, alteration or repeal shall have been mailed to all directors at least five days before the meeting or upon the affirmative vote by the holders of a majority of the outstanding shares; provided, however, that Section 7.1 of these By-Laws may not be amended, altered or repealed by the Board or the shareholders so as to affect adversely any then existing rights of any director or officer.

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                            [STATE OF NEW YORK LOGO]

                                STATE OF NEW YORK
                              INSURANCE DEPARTMENT
                               ONE COMMERCE PLAZA
                             ALBANY, NEW YORK 12257

George E. Pataki                                                Gregory V. Serio
Governor                                                        Superintendent

                                         September 16, 2004

Jay W. Klein, Esq.
Associate General Counsel
Metropolitan Life Insurance Company
One Metlife Plaza
27-01 Queens Plaza North
Long Island City, NY 11101


                     Re: Metropolitan Life Insurance Company
                         Proposed Amendment to By-Laws


Dear Mr. Klein:


              We have completed review of the proposed Amended and Restated By-Laws of Metropolitan Life Insurance Company submitted under cover of your letter of August 5, 2004 to add provisions for Emergency By-Laws. We have no objections to the adoption of these amendments.



                                                       Very truly yours,

                                                       /s/ Nancy E. Schoep
                                                       -------------------------
                                                       Nancy E. Schoep
                                                       Associate Attorney
                                                       Office of General Counsel

                           http://www.ins.state.ny.us